Exhibit 15.1

[DELOITTE LOGO]	Deloitte & Touche S.pA. Piazza San Vito, 37 31100 Treviso Italia Tel: +39 0422 5875 Fax: +39 0422 579471 www.deloitte.it

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Luxottica Group S.p.A

We consent to the incorporation by reference in Luxottica Group S.p.A.'s previously filed Registration Statements on form S-8 (Reg. Nos. 333-14006 and 333-9546) of our report dated March 15, 2004 (April 18, 2004, as to Note 15), appearing in the Annual Report on Form 20-F of Luxottica Group S.p.A. for the year ended December 31, 2003.

/s/  DELOITTE & TOUCHE

Treviso, Italy
June 25, 2004